Exhibit 99.1

Omni Bio Appoints Jack Riccardi as Chief Financial Officer

Fort Collins, CO, August 14, 2014 – Omni Bio Pharmaceutical, Inc. (OTCPK: OMBP) (“Omni Bio”), an emerging biopharmaceutical company focused on revolutionizing the treatment of immune-mediated inflammatory diseases, announced today the appointment of Jack Riccardi as its Chief Financial Officer. Mr. Riccardi brings more than 30 years of financial leadership experience. He was formerly CFO of ADial Pharmaceuticals and served most recently as CFO and Partner at Green Street Ventures. Mr. Riccardi’s appointment will become effective on September 1, 2014.

Bruce Schneider, Ph.D., Chief Executive Officer of Omni Bio, commented, “As Omni Bio continues to evolve its business, we are very pleased to add such a seasoned financial leader to our team. Jack has a proven ability in leading financially driven business development and operating activities strategically and efficiently, and also has significant experience in dealing with the financial markets. His maturity and experience will be of great benefit to Omni Bio as we continue development of our first-in-class recombinant Fc-AAT technology platform.”

Mr. Riccardi stated, “I feel Omni Bio is uniquely positioned to capture a multitude of emerging clinical opportunities with its Fc-AAT platform. I am thrilled to join the company at this exciting product development stage, where my expertise in managing business and commercial operations will help support advancement of this pioneering technology.”

Prior to his role at Green Street Ventures, Mr. Riccardi served as Chief Financial Officer, Treasurer and Secretary of ADial Pharmaceuticals, where he oversaw the commercialization effort, drug market studies, and advanced valuation analyses for several late stage pharmacotherapies. He also served as Chief Financial Officer of Modern Visuals, a software start-up venture spun off from Siemens Technology Group, where he successfully prepared the company for its eventual sale to a strategic buyer. Mr. Riccardi spent eight years at General Motors (GM), last serving as Director, Strategic Planning. While at GM, Jack initiated content acquisition and strategic alliance efforts expanding GM’s OnStar brand into new household markets, established the company’s corporate technology venture fund for direct investment into promising technologies, and founded the company’s Business Development Forum.

Mr. Riccardi holds a BS in Accounting from Pennsylvania State University, an MBA from the Wharton School of Business at the University of Pennsylvania, and an MS in Operations Science from London School of Economics and Political Science.

About Omni Bio Pharmaceutical, Inc.

Omni Bio Pharmaceutical, Inc. (“Omni Bio”) is an emerging biopharmaceutical company focused on revolutionizing the treatment of immune-mediated inflammatory disease.  The Company’s technology platform, Fc-AAT, is a recombinant version of plasma-derived alpha-1 antitrypsin (p-AAT), a naturally occurring human protein that is currently commercialized as an intravenous supplementation therapy for AAT-deficient individuals.  Omni Bio seeks to capitalize on emerging scientific evidence of AAT's fundamental role in mediating multiple anti-inflammatory and tissue protective pathways by developing first-in-class therapeutics to address a broad array of new clinical opportunities.

Omni Bio’s recombinant Fc-AAT can offer several potential advantages over current p-AAT products, including superior potency, longer half-life, improved safety and easy-to-administer subcutaneous dosing, as well as significantly enhanced manufacturing scalability.   Omni Bio intends to exploit Fc-AAT’s enhanced product potential to address multiple, high-value immune-mediated inflammatory disease indications, such as Type 1 diabetes, graft versus host disease and treatment refractory gout.  The Company holds broad intellectual property covering both recombinant and plasma-derived AAT for these and other indications.

For more information, please visit http://www.omnibiopharma.com.

Forward-Looking Statements
This press release contains forward-looking statements that reflect the Company’s current expectations as of the date of this press release, and involve certain risks and uncertainties that could cause actual results to differ materially from those anticipated in these forward- looking statements. Factors that could cause future results to materially differ from forward-looking statements include the risks described in Omni Bio Pharmaceutical, Inc.'s Form 10-K for the fiscal year ended March 31, 2014 and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements. The Company's further development is highly dependent on raising capital to support its activities, future medical and research developments and market acceptance, and other risks that are outside of the Company's control.

Contacts:

Tiberend Strategic Advisors, Inc.

Joshua Drumm, Ph.D. (Investors)

jdrumm@tiberend.com; (212) 375-2664

Amy Wheeler (Media)

awheeler@tiberend.com; (646) 362-5750

Omni Bio Pharmaceuticals, Inc.

investor_relations@omnibiopharma.com; (720) 488-4708

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